Exhibit 5
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                             CHRISTY & VIENER
                             620 Fifth Avenue
                         New York, New York 10020
                              (212) 632-5500
                         Fax: (212) 632-5555


                                              May 22, 1997

     Touchstone Applied Science Associates, Inc.
     Fields Lane
     P.O. Box 382
     Brewster, New York 10509

               Re:  Registration Statement on Form S-3
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     Ladies and Gentlemen:

              We have acted as general counsel to Touchstone Applied Science Associates, Inc., a Delaware corporation (the "Corporation"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") being filed under the Securities Act of 1933, as amended, for the registration by the Corporation of shares of the Corporation's Common Stock, par value $0.0001 per share (the "Shares"),
     (i) issued in connection with the acquisition of Beck Evaluation &
     Testing Associates, Inc., (ii) issued to Paris Group, Ltd. and Meyers Pollock Robbins, Inc. in connection with various consulting arrangements, and (iii) issuable upon the exercise of warrants held by certain third parties (the "Warrants").

              As counsel to the Corporation, we have examined and are familiar with the Corporation's Certificate of Incorporation and By-Laws, its corporate proceedings taken in connection with the issuance of the Shares and Warrants, and such certificates of public officials and such other corporate records and other documents as we have deemed necessary in rendering this opinion.

              Based upon the foregoing, we are of the opinion that:

              1. The Corporation is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

              2. The Shares have been duly authorized and, upon issuance in accordance with the exercise of the Warrants and the awards or options granted thereunder, will be legally issued, fully paid and nonassessable.

              We consent to being named in the Registration Statement on Form S-3 as attorneys who have passed upon legal matters in connection with the Shares and we consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                              Very truly yours,

                                              CHRISTY & VIENER